UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2017

FORTRESS BIOTECH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35366	20-5157386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor, New York, New York	10014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 652-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 3, 2017, Fortress Biotech, Inc. (the “Company”) gave notice to NSC BIOTECH VENTURE FUND I LLC (the “Holder”) to extend the maturity date of the Company’s $10.0 million Promissory Note issued to Holder and dated February 27, 2015, as amended and restated on July 29, 2015 (the “Note”) by an additional six months such that the new maturity date of the Note is September 30, 2018. The maturity date of the SubCo Note (as such term is defined in the Note) previously issued by the Company’s majority-owned subsidiary, Avenue Therapeutics, Inc., to the Holder was also extended to September 30, 2018. The other terms of the Note remain unchanged, and were reported in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 4, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FORTRESS BIOTECH, INC.

Date: January 3, 2017
/s/ Lindsay A. Rosenwald
	Name:	Lindsay A. Rosenwald, M.D.
	Title:	Chairman of the Board of Directors, President and Chief Executive Officer